EXHIBIT A

Transactions in Shares of Common Stock
Within Past 60 Days

Transactions by Account No. 1

Trade Type	Trade Date	Quantity	Price ($)

BUY	July 3, 2002	24,370	$0.022 per share

BUY	July 5, 2002	3,100	$0.022 per share

BUY	July 8, 2002	44,560	$0.022 per share

BUY	July 9, 2002	19,520	$0.022 per share

BUY	July 10, 2002	2,735	$0.022 per share

BUY	July 11, 2002	2,335	$0.022 per share

Transactions by Account No. 2

Trade Type	Trade Date	Quantity	Price ($)

BUY	July 3, 2002	47,435	$0.022 per share

BUY	July 5, 2002	6,475	$0.022 per share

BUY	July 8, 2002	156,365	$0.022 per share

BUY	July 9, 2002	80,930	$0.022 per share

BUY	July 10, 2002	11,615	$0.022 per share

BUY	July 11, 2002	10,100	$0.022 per share

BUY	July 16, 2002	1,395	$0.02 per share

BUY	July 17, 2002	72,770	$0.02 per share

Transactions by Account No. 3

Trade Type	Trade Date	Quantity	Price ($)

BUY	July 3, 2002	3,195	$0.022 per share

BUY	July 5, 2002	425	$0.022 per share

BUY	July 8, 2002	9,075	$0.022 per share

BUY	July 9, 2002	4,550	$0.022 per share

BUY	July 10, 2002	650	$0.022 per share

BUY	July 11, 2002	565	$0.022 per share

BUY	July 16, 2002	10	$0.02 per share

BUY	July 17, 2002	2,660	$0.02 per share

Transactions by Account No. 4

Trade Type	Trade Date	Quantity	Price ($)

BUY	July 16, 2002	595	$0.02 per share

BUY	July 17, 2002	17,570	$0.02 per share

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